Exhibit 99.2

Summit Wireless Provides Update on Addressable Market

San Jose, CA – August 7, 2019 -- Summit Wireless Technologies, Inc. (NASDAQ: WISA), a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems, provided an update on its addressable market based on investor inquiries.

On August 6, the Wireless Speaker and Audio Association (WiSA) announced it partnered with seven global TV brands, resulting in an expected 20 million WiSA Ready™* televisions to be available globally in 2020.

“The WiSA standard is the trusted brand for TV manufacturers looking to provide immersive sound to customers,” said Summit Wireless President and CEO Brett Moyer. “The expected install base of 20 million WiSA Ready TVs creates a market opportunity for WiSA speaker members including top brands such as Bang and Olufsen, Harman, Klipsch, System Audio, Enclave and others. Based on customer feedback and our internal assumptions, WiSA’s TV partners are creating a total available market (TAM) opportunity for 20 million WiSA Certified™ speakers and 3 to 5 million WiSA transmitting devices. As WiSA, its members, and retailers roll out a new wave of innovative products with entry level price points under $1,000 for a 5.1 immersive audio system, we believe a $45 million** serviceable available market (SAM) is created for Summit Wireless in 2020 and beyond.”

The addressable market analysis does not impact the company’s 2019 expected results beyond the previously announced LG WiSA ready TV expectations. As retailers and consumers become aware of WiSA products and the benefits of wireless immersive sound, Summit Wireless expects the addressable market to impact speaker growth and Summit Wireless’ revenue in 2020.

About Summit Wireless Technologies, Inc.

Summit Wireless Technologies, Inc. (NASDAQ: WISA) is a leading provider of immersive, wireless sound technology for intelligent devices and next generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung, LG Electronics, Klipsch, Bang & Olufsen, Xbox, a subsidiary of Microsoft, and others, Summit Wireless delivers seamless, dynamic audio experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. Summit Wireless is a founding member of WiSA, the Wireless Speaker and Audio Association and works in joint partnership to champion the most reliable interoperability standards across the audio industry. Summit Wireless, formerly named Summit Semiconductor, Inc., is headquartered in San Jose, CA with sales teams in Taiwan, China, Japan, and Korea. For more information, please visit: www.summitwireless.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act that reflect our current views with respect to, among other things, our operations, business strategy, interpretation of prior development activities, plans to develop and commercialize our product candidates, potential market opportunity, financial performance and needs for additional financing. We have used words like "anticipate," "believe," "could," "estimate," "expect," "future," "intend," "may," "plan," "potential," "project," "will," and similar terms and phrases to identify forward-looking statements in this presentation.

Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting Summit Wireless’ business, including the ability to predict the timing of design wins entering production and the potential future revenue associated with design wins; rate of growth; the ability to predict customer demand for existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting customers’ end markets; the ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks detailed from time to time in Summit Wireless’ filings with the Securities and Exchange Commission, including those described in our Registration Statement on Form S-1 as amended, filed with the SEC on May 20, 2019. Forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to review or update any forward-looking statement except as may be required by applicable law.

© 2019 Summit Wireless Technologies, Inc. All rights reserved. Summit Wireless Technologies and the Summit Wireless logo are trademarks of Summit Wireless Technologies, Inc. The WiSA logo, WiSA, WiSA Ready, and WiSA Certified are trademarks, or certification marks of WiSA LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners and product names are the intellectual property of their respective owners.

* WiSA Ready TVs, gaming PCs and console systems are “ready” to transmit audio to WiSA Certified speakers when a WiSA USB Transmitter is plugged in and a user interface is activated through an APP or product design like LG TVs.

** SAM calculation is based on 20 million WiSA Ready TVs, assuming 25% external audio attach rate and a 20% WiSA penetration.

Contact Information

Mary Magnani and Kirsten Chapman, LHA Investor Relations, +1 415-433-3777, summit@lhai.com